Exhibit 10.3

BIOTELEMETRY, INC.
2017 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
Pursuant to this Restricted Stock Unit Agreement (this “Agreement”) and the grant details (the “Grant Summary”), which can be accessed on the Morgan Stanley StockPlan Connect Website at www.stockplanconnect.com or the website of any other stock plan administrator selected by BioTelemetry, Inc. (the “Company”) and in consideration of your services, the Company has awarded you Restricted Stock Units (this “Award”) under its 2017 Omnibus Incentive Plan (the “Plan”) in the amount set forth in the Grant Summary. This Award is granted to you effective as of the Award Date set forth in the Grant Summary. Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.
The details of this Award, in addition to those set forth in the Grant Summary and the Plan, are as follows:

1.GRANT OF THIS AWARD. This Award represents the right to be issued on a future date the number of shares of Stock as indicated in the Grant Summary. As of the Award Date, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of shares of Stock subject to this Award. This Award was granted in consideration of your services to the Company. Except as otherwise provided herein, you will not be required to make any payment to the Company (other than past and future services to the Company) with respect to your receipt of this Award, the vesting of the shares of Stock or the delivery of the underlying Stock.

2.VESTING. Subject to the limitations contained herein and provided that you remain in Service through the applicable vesting date, this Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Summary. Upon termination of your Service, the shares of Stock credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such underlying shares of Stock.

3.NUMBER OF SHARES OF STOCK.

(a)    The number of shares of Stock subject to this Award may be adjusted from time to time as provided for in the Plan.

(b)    Any shares of Stock, cash or other property that becomes subject to this Award pursuant to this Section 3 and Section 7 of this Agreement, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other shares of Stock covered by this Award.

(c)    Notwithstanding the provisions of this Section 3, no fractional shares of Stock or rights for fractional shares of Stock shall be created pursuant to this Section 3. The Board shall, in its discretion, determine an equivalent benefit for any fractional shares of Stock or fractional shares of Stock that might be created by the adjustments referred to in this Section 3.

4.SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not be issued any shares of Stock under this Award unless the shares of Stock issuable are then registered under the Securities Act or, if such shares of Stock are not then so registered, the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. The issuance of share of Stock also must comply with other applicable laws and regulations governing this Award, and you will not receive such shares of Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5.TRANSFERBILITY. This Award is not transferable, except by will or by the laws of descent and distribution. In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of Stock subject to this Award until the shares of Stock are issued to you. After the shares of Stock have been issued to you, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares of Stock provided that any such actions are in compliance with the provisions herein and applicable securities laws. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Stock to which you were entitled at the time of your death pursuant to this Agreement.

6.	DATE OF ISSUANCE.

(a)    The Company will deliver to you a number of shares of Stock equal to the number of vested shares of Stock subject to this Award, including any additional shares of Stock received pursuant this Agreement that relate to those vested shares of Stock, within thirty (30) days following the date on which the shares of Stock subject to this Award vest as set forth in the Grant Summary for this Award (the “Settlement Date”). If the scheduled delivery date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day.

(b)    If the Company determines that you are subject to its policy regarding insider trading of the Company’s Stock or you are otherwise prohibited from selling shares of Stock in the public market and any shares of Stock subject to this Award are scheduled to be delivered on a Settlement Date that does not occur during an open “window period” applicable to you, as determined by the Company in accordance with such policy, or a day when you are prohibited from selling shares of Stock in the public market and the Company elects not to satisfy its tax withholding obligations by withholding shares of Stock from your distribution, then such shares of Stock shall not be delivered on such Settlement Date and shall instead be delivered as soon as practicable on the first business day within the next open “window period” applicable to you pursuant to such policy or the next day when you are not prohibited from selling shares of Stock in the public market (regardless of whether you are still providing Services at such time); provided, however, that unless the delay until the next open window period or the next day when you are not prohibited from selling shares of Stock in the public market would not result in the imposition of any additional taxes under the Code (including section 409A of the Code), the delivery of the shares of Stock shall not be delayed pursuant to this provision beyond sixty (60) days following the selected Settlement Date. The form of such delivery (e.g., a stock certificate or electronic entry evidencing such shares of Stock) shall be determined by the Company.

7.DIVIDENDS. You shall receive no benefit or adjustment to this Award with respect to any cash dividend, stock dividend or other distribution that does not result from adjustments as provided in the Plan; provided, however, that this sentence shall not apply with respect to any shares of Stock that are delivered to you in connection with this Award after such shares of Stock have been delivered to you.

8.RESTRICTIVE LEGENDS. The shares of Stock issued under this Award shall be endorsed with appropriate legends determined by the Company.

9.	AWARD NOT A SERVICE CONTRACT.

(a)    Your Service with the Company or an Affiliate is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without Cause and with or without notice. Nothing in this Agreement, the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the Services of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of Services or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or the Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

(b)    By accepting this Award, you acknowledge and agree that the right to continue vesting in this Award is earned only by continuing as an employee, director or consultant at the will of the Company (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You further acknowledge and agree that such a reorganization could result in the termination of your Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including the termination of the right to continue vesting in this Award. You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with your right or the Company’s right to terminate your Service at any time, with or without cause and with or without notice.

10.	WITHHOLDING OBLIGATIONS.

(a)    On or before the time you receive a distribution of the shares of Stock subject to this Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with this Award (the “Withholding Taxes”); provided, however, that the number of such shares of Stock so withheld to cover taxes shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the maximum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

(b)    Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Stock.

(c)    In the event the Company’s obligation to withhold arises prior to the delivery to you of Stock or it is determined after the delivery of Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

(d)    If specified in the Grant Summary, you may direct the Company to withhold shares of Stock with a Fair Market Value (measured as of the date shares of Stock are issued pursuant to Section 6 of this Agreement) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the maximum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

11.UNSECURED OBLIGATION. This Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Stock pursuant to this Agreement. Neither you nor any person claiming under or through you will have any of the rights or privileges of a stockholder of the Company in respect of any Stock deliverable hereunder unless and until certificates representing such Stock have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to you. After such issuance, recordation and delivery, you will have all the rights of a stockholder of the Company with respect to such Stock, including voting and receipt of dividends and distributions on such Stock. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

12.NOTICES. Any notices provided for in this Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

13.MISCELLANEOUS.

(a)    The rights and obligations of the Company under this Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under this Award may only be assigned with the prior written consent of the Company.

(b)    You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Award.

(c)    You acknowledge and agree that you have reviewed this Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting this Award, and fully understand all provisions of this Award.

(d)    This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)    All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

14.GOVERNING PLAN DOCUMENT. This Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of this Award, and is further subject to all interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions this Agreement and those of the Plan, the provisions of the Plan shall control.

15.SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any

Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

16.EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of this Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

17.CAPTIONS. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

18.VENUE. For purposes of litigating any dispute that arises under this Agreement, the parties hereby submit to and consent to the jurisdiction of the Commonwealth of Pennsylvania, and agree that such litigation will be conducted solely in the courts of Chester County, Pennsylvania, or the federal courts for the United States for the Eastern District of Pennsylvania.

19.AMENDMENT. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of this Award which is then subject to restrictions as provided herein.

20.SECTION 409A OF THE CODE. This Agreement and the shares of Stock subject to this Award issued hereunder are intended to be exempt from the requirements of section 409A of the Code by settling such shares of Stock within the short-term deferral exemption set forth in the regulations under section 409A of the Code, and this Agreement and such shares of Stock shall be interpreted on a basis consistent with such intent. In no event shall the Participant, directly or indirectly, designate the calendar year of payment.

21.AGREEMENT. Your receipt of this Award and this Agreement constitutes your agreement to be bound by the terms and conditions of this Agreement, the Grant Summary and the Plan and sets forth the entire understanding between you and the Company regarding the acquisition of Stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of equity previously granted and delivered to you and, if applicable, your employment agreement. Your signature is not required in order to make this Agreement effective.